AMENDMENT NO.2 TO OPTION AGREEMENT

THIS AMENDMENT is made the day of, 2006 BETWEEN:

RECURSOS CRUZ DEL SUR, S.A. DE C.V.

of Prado Sur No. 274A, Int. 2, Lomas de Chapultepec, 11000, Mexico, DF, Mexico

(the "Optionor")

OF THE FIRST PART

AND:

ESPERANZA SILVER CORPORATION

(formerly called `RELIANT VENTURES LTD.')

of Suite 900, 570 Granville Street, Vancouver, British Columbia, V6C 3P1 Canada

(the "Optionee")

OF THE SECOND PART

WHEREAS:

A.

The Optionor and the Optionee entered into an Option Agreement dated as of the 7th day of May, 2003 (the "Option Agreement") pursuant to which the Optionor granted the Optionee the Option upon the exercise of which the Optionee will acquire a 100% interest in the Property.

B.

The Optionor and the Optionee wish to amend the Option Agreement;

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSES that in consideration of the sum of $1.00 paid by each of the parties to the other (the receipt of which is hereby acknowledged) the parties hereto have agreed and do hereby agree as follows:

1.

Paragraph 1 of the Option Agreement is amended by deleting the definition of `Shares' and substituting the following therefor:

“(i)

“Shares" means the common shares in the capital of the Optionee to be issued to the Optionor pursuant to this Agreement."

2.

Paragraph 4(b) of the Option Agreement is amended by deleting:

(a)

the first sentence of subparagraph 4(b)(i) before clause (A) and substituting the following therefor:

“(i)

paying the Optionor US$ 65,000 plus VAT and Cdn $ 417,375 plus VAT, as follows:"

The Optionor confirms that US$ 65,000 plus VAT has been paid to and received by it as of the date of this Amending Agreement.

(b)

clauses 4(b)(i)(D) and (E) and substituting the following therefor:

"(D)

Cdn$ 417,375 plus VAT pursuant to clause 4(b)(ii)(D)."

(c)

the first sentence of subparagraph 4(b)(ii) before clause (A) and substituting the following therefor:

"(ii)

allotting and issuing to the Optionor, as fully paid and non-assessable, a total of 605,000 Shares as follows:"

The Optionor confiitns that 105,000 Shares have been issued to and received by it as of the date of this Amending Agreement.

(d)

clause 4(b)(ii)(D) and substituting the following therefor:

"(D)

allotting and issuing to the Optionor, as fully paid and non-assessable, a total of 500,000 Shares following the acceptance for filing of, and approval by, the Exchange of Amendment No. 2 to Option Agreement (being the second amendment to this Agreement, the first of such amendments being only in the Spanish language). Such Shares shall be deemed to be issued at a price per share equal to the closing trading price of the Optionee's common shares on the Exchange on the trading day before the issuance of the earlier of (i) a news release by the Optionee announcing such amendment, or (ii) a bulletin by the Exchange announcing the acceptance for filing of such amendment.

Within 10 business days of the completion of the transfer to the Optionee or its Mexican subsidiary of the title to the Property, free and clear of all liens, charges and encumbrances, other than the Royalty, the Optionee shall allot and issue the 500,000 Shares and pay the Cdn$ 417,375 plus VAT to the Optionor."

3.

Paragraph 13 of the Option Agreement is amended by deleting the words "an area three kilometres from the outermost boundary of the Property as of the date of this Agreement" and replacing them with the following:

"the area (the "AMI") defined by the Universal Transverse Mercator (UTM NAD 27) coordinates in Zone 14 as follows:

North	East
2,082,495.79	475,473.57
2,082,495.79	467,573.57
2,074,195.79	467,573.57
2,074,195.79	475,473.57"

4.

Paragraph 13(b) of the Option Agreement is amended by deleting the words "such concessions be included in and thereafter form part of the Property for all purposes of this Agreement;" and replacing them with "the portion of such concessions that lay within the AMI be included in and thereafter form part of the Property for all purposes of this Agreement and the portion of such concessions that lay outside of the boundary of the AMI shall not form a part of the Property and shall be excluded from this Agreement;"

5.

Upon the execution of this Amendment No. 2 to Option Agreement, the Option shall be deemed converted into a binding agreement of purchase and sale of the Property and the appropriate documents transferring title of the Property to the Optionee' s Mexican subsidiary shall be executed by the Optionor and the Optionee's Mexican subsidiary and filed for registration with the appropriate mining authorities.

6.

Capitalized terms in this Amendment No. 2 to Option Agreement shall have the same meaning as in the Option Agreement.

7.

Except as modified by this agreement, the Option Agreement shall continue in full force and effect.

IN WITNESS WHEREOF the parties hereto have executed this Amendment No. 2 to Option Agreement as of the day and year first above written.